UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): May 18, 2000


                          TAPISTRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


      Georgia                   0-20309                      58-1684918
 (State or other             (Commission                  (I.R.S. Employer
  jurisdiction               File Number)                Identification No.)
of incorporation)


         6203 Alabama Highway; Ringgold, Georgia              30736-1067
         (Address of principal executive offices)            (Zip Code)


                                 (706) 965-9300
              (Registrant's telephone number, including area code)

Item 4.  Change in Registrant's Certifying Accountant

As of May 18, 2000, Tapistron International, Inc. has dismissed Dudley, Hopton-Jones, Sims & Freeman, PLLP of Birmingham, AL as their independent accountants. During the past two years the accountant's report contained no adverse opinion, disclaimer of opinion, modification, or qualification as to our financial statements. This decision was by recommendation of the Audit Committee to our Board of Directors. The Board unanimously approved the recommendation of the Audit Committee to disengage from the above independent accountants. At no time during the past two years has there been a disagreement with the independent accountants. Also, Tapistron International, Inc. authorizes Dudley, Hopton-Jones, Sims & Freeman, PLLP to respond fully and freely to any inquiries by the successor accountant.

To the best of Tapistron International, Inc.'s knowledge no information needs to be reported in regard to the former accountant advising us as to: a) internal control problems that would preclude us from developing reliable financial statements, b) information which precludes it from continuing to rely on management's representations or has made it unwilling to be associated with our financial statements, c) the need to expand significantly the scope of the audit or information that, if further investigated, may materially impact either previously issued financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the financial statements for the period ended July 31, 1999, d) information the former accountant has concluded will materially impact the fairness or reliability of a previously issued financial statement or audit report, or financial statements issued or to be issued covering the fiscal period subsequent to the financial statements for the period ended July 31, 1999.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

16       Letter regarding change in certifying accountant.

99-1 Letter of dismissal to Dudley, Hopton-Jones, Sims & Freeman, PLLP as independent accountants, dated May 18, 2000.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Tapistron International, Inc.
                              (Registrant)




May 22, 2000                   By  /s/ Rodney C. Hardeman, Jr.
                                   ---------------------------
                                      Rodney C. Hardeman, Jr.
                                      President and Chief Executive Officer



                                       3